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                                                                     EXHIBIT 5.1

                                        September 27, 1995




SEQUUS Pharmaceuticals, Inc.
960 Hamilton Court
Menlo Park, CA  94025

                      Registration Statement No. 33-58495
                      -----------------------------------

Ladies and Gentlemen:

        We have acted as counsel to SEQUUS Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the sale of up to 3,450,000 shares (the "Shares") of Common Stock, $.0001 par value per share (the "Common Stock"), registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 33-58495) filed with the Securities and Exchange Commission ("SEC") on April 7, 1995, as amended by amendment number one thereto filed with the SEC on May 11, 1995, and amendment number two thereto filed with the SEC on May 26, 1995, and as supplemented by a prospectus supplement expected to be filed with the SEC on October 4, 1995 (collectively, the "Registration Statement"). The Shares are to be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") among the Company and the following as representatives of the several underwriters named in schedule A to the Underwriting Agreement: Robertson, Stephens & Company, L.P., Dillon, Read & Co. Inc., Oppenheimer & Co., Inc., and Punk, Ziegel & Knoell, L.P.

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. In rendering our opinion, we have examined the following documents:

        (a) The Restated Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware as of
             September 21, 1995, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;
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SEQUUS Pharmaceuticals, Inc.
September 27, 1995                                                    Page 2


        (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (c) A Certificate of the Vice President for Finance and Treasurer of the Company: (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company, including any committee thereof, relating to the issuance of the Shares; and (ii) certifying as to certain factual matters;

        (d) A Certificate dated September 21, 1995 from Chemical Mellon Shareholder Services, the transfer agent for the Common Stock, as to the number of shares of Common Stock outstanding as of September 21, 1995;

        (e)  The Registration Statement; and

        (f)  The current draft of the Underwriting Agreement.


        This opinion is limited to the laws of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement became and remains effective during the period when the Shares are offered and sold; (ii) the Underwriting Agreement signed by the parties thereto conforms in all material respects to the current draft; (iii) the Shares are issued, delivered and paid for in accordance with the terms of the Underwriting Agreement; (iv) the Public Offering Committee of the Board of Directors of the Company approves the price at which the Shares are sold to the Underwriters and the other terms of the Underwriting Agreement; and (v) all applicable securities laws are complied with, it is our opinion that the Shares, when sold by the Company, will be legally issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement, and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or
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SEQUUS Pharmaceuticals, Inc.
September 27, 1995
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relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Heller, Ehrman, White & McAuliffe
                                        -------------------------------------
                                            Heller, Ehrman, White & McAuliffe